Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7125
fax: 781 274 8228

www.syntapharma.com

Synta Announces Encouraging Preliminary Results for Ganetespib (STA-9090)

in Phase 2 Non-small Cell Lung Cancer Trial

- Results demonstrate ganetespib is clinically active in patients with advanced, relapsed/refractory NSCLC -

- Durable, objective responses observed -

- Favorable safety profile key to future plans with ganetespib -

LEXINGTON, MA — February 26, 2011 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) , a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to treat severe medical conditions, today announced that encouraging preliminary results of a Phase 2 trial of ganetespib as a single agent in non-small cell lung cancer (NSCLC) were presented at the International Association for the Study of Lung Cancer (IASLC) 11th Annual Targeted Therapies for the Treatment of Lung Cancer Meeting.  The trial is ongoing; final results are expected later this year.

Ganetespib is a potent inhibitor of heat shock protein 90 (Hsp90) that is structurally unrelated to earlier Hsp90 inhibitors such as 17-AAG, and has shown superior activity to these agents in preclinical studies.  Ganetespib is currently being studied in a broad range of clinical trials both as a single agent and in combination with other anti-cancer agents

“The results presented today show that ganetespib, administered as a single agent, achieved objective, durable responses in patients with advanced, relapsed/refractory NSCLC,” said Jonathan Goldman, M.D., Premiere Oncology, who presented the data.  “Patients with this advanced stage of disease are generally heavily pre-treated and highly drug-resistant; single-agent responses are rare.  It is particularly encouraging that these responses were achieved with a favorable overall safety profile.  Consistent with the previously reported Phase 1 results, there has been no evidence of the serious bone marrow toxicities and neuropathy often seen with chemotherapy, or the liver and ocular toxicities seen with other Hsp90 inhibitors.  The most common adverse events seen with ganetespib have been generally mild or moderate diarrhea and fatigue, which have been manageable and reversible with standard care.”

“Results from this trial clearly demonstrate that ganetespib has clinical activity,” said Vojo Vukovic, M.D., PhD., Senior Vice President and Chief Medical Officer, Synta Pharmaceuticals.  “This activity is encouraging, creating a promising path for developing ganetespib for use as a single-agent in treating certain patient populations.  The favorable safety profile supports our strategy of also developing ganetespib for use in combination with other anti-cancer agents.  The combination approach is particularly exciting because ganetespib has shown synergistic anti-cancer activity with a number of widely-used agents, such as taxanes and certain targeted agents.  For combination therapy, a favorable safety profile, including non-overlapping toxicities with other agents, is essential.  We believe the ganetespib clinical activity and favorable safety results presented today demonstrate proof-of-concept in NSCLC, and we are excited to lead the way in realizing the potential of Hsp90 inhibition to benefit cancer patients.”

Results presented by Dr. Goldman today included an evaluation of adenocarcinoma patients in the EGFR- and K-Ras wild type cohorts of the trial.  All patients had advanced stage NSCLC, received multiple prior treatments, and either failed to respond or experienced worsening of disease.  Of 33 evaluable patients, three patients achieved durable, confirmed, objective responses; all three currently remain on treatment (1 patient 14 months; 2 patients 6 months).  A total of 10 patients achieved target lesion tumor shrinkage; and a total of 22 patients achieved target lesion stabilization (<20% growth).  The most common treatment-related grade 3 or 4 adverse events in this population were fatigue (8%), diarrhea (6%), and insomnia (6%).  Safety results reported in this population were consistent with safety results reported for the prior Phase 1 trials for ganetespib, and with the safety results observed to date across 15 trials, which have included over 350 patients treated to date.  Dr. Goldman’s presentation is available at: http://www.syntapharma.com/Documents/ganetespib-feb2011-iaslc.pdf.

“The results presented today confirm the potential for Hsp90 inhibition in treating NSCLC,” said Safi Bahcall, President and CEO Synta Pharmaceuticals.  “The anti-tumor activity and favorable safety we have seen in NSCLC and in other tumor types suggest that ganetespib has broad potential, commensurate with the multiple known effects of the Hsp90 mechanism of action and the high interest we are seeing in the oncology community for sponsoring additional trials and research.  We look forward to advancing this program to the next stage in NSCLC and other cancers.”

About the Phase 2 NSCLC Trial

The Phase 2 NSCLC trial is designed to enroll patients with advanced, metastatic disease (Stage IIIB and IV) who have failed prior therapy.  Patients are grouped into one of three cohorts based on the genetic profile of their cancer, and are treated with ganetespib, as a monotherapy, once-weekly at a dose of 200 mg/m(2).  Based on encouraging signs of activity, an amendment announced in September 2010 expanded the trial with two additional patient cohorts, including a cohort which allows for combination treatment with ganetespib and docetaxel.

About Ganetespib

Ganetespib (formerly STA-9090) is a potent, synthetic, small-molecule inhibitor of heat shock protein 90 (Hsp90).  Hsp90 is a molecular chaperone required for the proper folding and activation of many cancer-promoting proteins, and is recognized as a key facilitator of cancer cell growth and survival.  In preclinical experiments, ganetespib has shown activity in multiple tumor models both as a single agent and in combination with certain widely used cancer agents.  Ganetespib is currently being evaluated in a broad range of cancer clinical trials including trials in non-small cell lung, breast, prostrate, pancreatic, colorectal, gastric, small cell lung, ocular melanoma, liver, GIST and hematologic cancers.  Ganetespib has shown evidence of clinical and biological activity and has been well tolerated to date with no evidence of severe liver, ocular, cardiac or renal toxicity seen with other Hsp90 inhibitors.  The most common adverse events seen to date have been diarrhea and fatigue, which have been manageable and reversible.  Information on clinical trials with STA-9090 can be found at www.clinicaltrials.gov.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases.  Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures.  All Synta drug candidates were invented by Synta scientists using our compound library and discovery capabilities.  For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements.  Such statements, including statements relating to the timing, developments and progress of our ganetespib (formerly STA-9090) clinical program, reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission.  Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Multimedia Available: www.syntapharma.com/GanetespibVideo.

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Contacts:

Synta Pharmaceuticals Corp.

Rob Kloppenburg

(781) 541-7125